Exhibit 99.1
FIRST AMENDMENT TO EMPLOYMENT AGREEMENT
     This First Amendment to Employment Agreement, (this “First Amendment”), is entered into as of May 15, 2008 by and between Flow International Corporation, a Washington corporation (the “Company”) and Charles M. Brown (the “Executive”).
RECITALS
     A. The Company and the Executive are parties to an Employment Agreement dated July 3, 2007 (as amended, restated or modified from time to time, the “Employment Agreement”).
     B. The Company and the Executive wish to amend the Employment Agreement as set forth in this First Amendment.
     C. All capitalized undefined terms used herein and not otherwise defined shall have the meaning ascribed to those terms in the Employment Agreement.
AGREEMENT
     NOW, THEREFORE, in consideration of the foregoing and the agreements set forth below, the parties hereto hereby agree as follows:
     1. Amendment. Section 2 of the Employment Agreement is hereby amended and restated as follows:
“2. Period of Employment. The term “Period of Employment” shall mean the period which commences on July 16, 2007 (the “Effective Date”) and, unless earlier terminated pursuant to Section 6, ends on April 30, 2011.”
     2. Full Force and Effect. Except as amended by this First Amendment, the Employment Agreement shall remain unchanged and shall remain in full force and effect. In the event of any conflict between this First Amendment and the Employment Agreement and any other agreement between the parties on the subject matter herein, or any part of either of them, the terms of this First Amendment shall control.
     3. Counterparts. This First Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.
     4. Descriptive Headings. Descriptive headings of the several Sections of this First Amendment are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

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     IN WITNESS WHEREOF, the parties have executed this First Amendment as of the date first above written.
FLOW INTERNATIONAL CORPORATION
By:
Its:
CHARLES M. BROWN